201 N. Illinois Street, Suite 700 P.O. Box 44998 Indianapolis, IN 46244-0998 317.383.4000 Fax 317.383.4200 www.bkd.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement of CTS Corporation on Form S-8 (File No. 333-106614) of our report dated June 24, 2010, on our audit of the financial statements and financial statement schedule of CTS Corporation Retirement Savings Plan as of December 31, 2009 and 2008, and for the year ended December 31, 2009, which report is included in this Annual Report on Form 11-K.
/s/ BKD, llp
Indianapolis, Indiana
June 24, 2010